EXHIBIT E

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 8, 2019

EMPYREAN INVESTMENTS, LLC

By:	Empyrean Capital Partners, LP
Its:	Sole Member

By:	/s/ C. Martin Meekins
Name:	C. Martin Meekins
Title:	Chief Operating Officer

EMPYREAN CAPITAL PARTNERS, LP

By:	/s/ C. Martin Meekins
Name:	C. Martin Meekins
Title:	Chief Operating Officer

AMOS MERON

By:	/s/ Amos Meron
Name:	Amos Meron